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                                                                    Exhibit 21.1

                       SUBSIDIARIES OF FREEMARKETS, INC.


1.       FreeMarkets OnLine S.A./N.V., a Belgian corporation

2.       FreeMarkets Investment Company, Inc., a Delaware corporation